Exhibit 10.3

CHINA OUMEI REAL ESTATE INC.

2010 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE AWARD

Capitalized but otherwise undefined terms in this Notice of Restricted Share Award and the attached Restricted Share Award Agreement shall have the same defined meanings as in the China Oumei Real Estate Inc. 2010 Equity Incentive Plan (the “Plan”).

Grantee Name:	Address:

You have been granted Restricted Shares subject to the terms and conditions of the Plan and the attached Restricted Share Award Agreement, as follows:

Date of Grant:

Vesting Commencement Date (if different from Date of Grant):

Purchase Price per Share:	[At least par value per share ($0. 002112)]

Total Number of Shares Granted:

Agreement Date :

Vesting Schedule:

CHINA OUMEI REAL ESTATE INC.

2010 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

This RESTRICTED SHARE AWARD AGREEMENT (“Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Share Award is made by and between CHINA OUMEI REAL ESTATE INC., a Cayman Islands company (the “Company”), and the grantee named in the Notice of Restricted Share Award (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require). Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the China Oumei Real Estate Inc. 2010 Equity Incentive Plan (the “Plan”).

BACKGROUND

Pursuant to the Plan, the Company, acting through the Administrator, approved the issuance to Grantee, effective as of the date set forth above, of an award of the number of Restricted Shares (“Restricted Shares”) as is set forth in the attached Notice of Restricted Share Award (which is expressly incorporated herein and made a part hereof, the “Notice of Restricted Share Award”), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1. Grant and Purchase of Restricted Shares. The Company hereby grants to Grantee, and Grantee hereby accepts and purchases, the number of Restricted Shares set forth in the Notice of Restricted Share Award.

2. Shareholder Rights.

(a) Voting Rights. Until such time as all or any part of the Restricted Shares are forfeited to the Company under this Agreement, if ever, Grantee (or any successor in interest) has the rights of a shareholder, including voting rights, with respect to the Restricted Shares subject, however, to the transfer restrictions or any other restrictions set forth in the Plan.

(b) Dividends and Other Distributions. During the period of restriction, Participants holding Restricted Shares are entitled to all regular cash dividends or other distributions paid with respect to all Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

3. Vesting of Restricted Shares.

(a) The Restricted Shares are restricted and subject to forfeiture, as defined in Section 2 of the Plan (including a right in the Company to repurchase Restricted Shares for the price paid by Grantee) (“Forfeiture”), until vested. The Restricted Shares which have vested and are no longer subject to Forfeiture are referred to as “Vested Shares.” All Restricted Shares which have not become Vested Shares are referred to as “Nonvested Shares.”

(b) Restricted Shares will vest and become nonforfeitable in accordance with the vesting schedule contained in the Notice of Restricted Share Award.

(c) In the event of a Change in Control, the Administrator, in its discretion, may accelerate the time at which all or any portion of Grantee’s Restricted Shares will vest..

(d) Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise. The restrictions set forth in this Section will terminate upon a Change in Control.

4. Forfeiture of Nonvested Shares. Except as otherwise provided in this Agreement, if Grantee's service with the Company ceases for any reason, any Nonvested Shares will be subject to Forfeiture to the Company; provided, however, that the Administrator may cause any Nonvested Shares immediately to vest and become nonforfeitable in its sole discretion.

(a) Legend. Each certificate evidencing Restricted Shares granted pursuant to the Notice of Restricted Share Award may bear a legend substantially as follows:

“THE SALE OR OTHER TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CHINA OUMEI REAL ESTATE INC. 2010 EQUITY INCENTIVE PLAN AND IN A RESTRICTED SHARE AWARD AGREEMENT. A COPY OF SUCH PLAN AND SUCH AGREEMENT MAY BE OBTAINED FROM CHINA OUMEI REAL ESTATE INC.”

(b) Escrow of Nonvested Shares. The Company has the right to retain the certificates evidencing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such Shares have been satisfied.

(c) Removal of Restrictions. The Participant is entitled to have the legend removed from certificates evidencing Vested Shares.

5. Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Restricted Shares by reason of any share dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

6. Grantee Representations.

Grantee represents to the Company the following:

(a) Acknowledgement of Terms. Grantee acknowledges that Grantee has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

(b) Restrictions on Transfer. Grantee acknowledges that the Restricted Shares to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Securities Act of 1933, as amended (the “Act”), or unless an exemption from registration and qualification is otherwise available. Grantee hereby covenants and agrees with the Company that (i) Grantee is purchasing the Restricted Shares for Grantee’s own account and not with a view to the resale or distribution thereof, (ii) any subsequent offer for sale or sale of any such Restricted Shares shall be made either pursuant to either (x) a registration statement under that Act, which registration statement shall have become effective and shall be current with respect to the Restricted Shares being offered and sold, or (y) an exemption from the registration statement requirements of that Act, including the provisions of Regulation S promulgated under the Act (“Regulation S”), provided that Grantee is not a U.S. person (as defined in Regulation S) and is not acquiring the Restricted Shares for the account or benefit of a U.S. person, will resell the Restricted Shares only in accordance with the provisions of Regulation S and will not engage in any hedging transactions with regard to the Restricted Shares unless in compliance with the Act, but in claiming the exemption in (y), Grantee shall, prior to any offer for sale or sale of such Restricted Shares, obtain a favorable written opinion from counsel for or reasonably approved by the Company as to the applicability of such exemption, and (iii) the certificate evidencing such Restricted Shares shall bear an additional legend to the effect of the foregoing substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION STATEMENT REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES TO THE EXTENT PERMITTED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

Grantee further acknowledges that the Restricted Shares may be subject to such restrictions, conditions or limitations as the Company determines appropriate as to the timing and manner of any resales by Grantee or other subsequent transfers by Grantee of any Restricted Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(c) Relationship to the Company; Experience. Grantee hereby acknowledges that Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Restricted Shares. Grantee hereby acknowledges and understands that the grant, vest, or receipt of the Restricted Shares may be subject to and limited by the Act, the US Securities Exchange Act of 1934, as amended (collectively, the “Securities Acts”), and other rules and regulations. Should the Company fail to register any grant, vest, or fail to issue the Restricted Shares to Grantee due to any restriction or limitation under the Securities Acts or such other rules and regulations, Grantee shall hold the Company, its Affiliates, or any of its or their officers and directors free from any liability for any of the foregoing failure.

(d) Grantee’s Liquidity. In reaching the decision to invest in the Restricted Shares, Grantee has carefully evaluated Grantee’s financial resources and investment position and the risks associated with this investment, and Grantee acknowledges that Grantee is able to bear the economic risks of the investment. Grantee (i) has adequate means of providing for Grantee’s current needs and possible personal contingencies, (ii) has no need for liquidity in Grantee’s investment, (iii) is able to bear the substantial economic risks of an investment in the Restricted Shares for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. Grantee’s commitment to investments which are not readily marketable is not disproportionate to Grantee’s net worth and Grantee’s investment in the Restricted Shares will not cause Grantee’s overall commitment to become excessive.

(e) Access to Data. Grantee acknowledges that during the course of this transaction and before deciding to acquire the Restricted Shares, Grantee has been provided with financial and other written information about the Company. Grantee has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Restricted Shares, and Grantee’s investment that Grantee felt necessary; and to the extent Grantee availed himself of that opportunity, Grantee has received satisfactory information and answers concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(f) Risks. Grantee acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Restricted Shares are highly speculative, and (iii) there can be no assurance as to what investment return, if any, there may be. Grantee is aware that the Company may issue additional securities in the future which could result in the dilution of Grantee’s ownership interest in the Company.

(g) Valid Agreement. This Agreement when executed and delivered by Grantee will constitute a valid and legally binding obligation of Grantee which is enforceable in accordance with its terms.

(h) Residence. The address set forth on the Notice of Restricted Share Award is Grantee’s current address and accurately sets forth Grantee’s place of residence.

(i) Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse for U.S. Federal income tax purposes. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares are granted rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the U.S. Internal Revenue Service within 30 days from the date of grant. The form for making this election is attached as Exhibit A hereto.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

(j) If Grantee is subject to the laws of the People’s Republic of China (the “PRC”), Grantee hereby acknowledges that Grantee is aware of the relevant requirements under the laws of the PRC regarding overseas investment, including the requirements for approval and registration of overseas securities with competent authorities. Grantee is acquiring the Restricted Shares after obtaining requisite approval or registration from competent authorities of the PRC. Failure to obtain requisite approval or registration shall relieve the Company, and any Affiliate, of any liability in respect of the failure to issue the Restricted Shares. If the failure is revealed or occurs after the issuance of the Restricted Shares, the Company shall be entitled, at its sole discretion, to redeem or request Grantee to transfer the Restricted Shares to a transferee who is legally entitled to hold the Restricted Shares at a redemption price (if any) to be determined by the Administrator in its sole discretion. The Company and its Affiliates shall be relieved from any liability for any redemption or request for transfer made pursuant to the foregoing.

7. No Employment Contract Created. The issuance of the Restricted Shares is not to be construed as granting to Grantee any right with respect to continuance of employment or any service with the Company or any of its Affiliates. The right of the Company or any of its Affiliates to terminate at will Grantee's employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and Grantee may be a party.

8. Tax Withholding. The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy national, federal, state, provincial and local taxes (including income and employment taxes) required by Applicable Laws to be withheld with respect to the grant and vesting of the Restricted Shares.

9. Interpretation. The Restricted Shares are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Administrator will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and Grantee.

10. Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a) if to Grantee, to the address (or telecopy number) set forth on the Notice of Restricted Share Award; and

(b) if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to Grantee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied with confirmation of transmission by the transmission equipment, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11. Specific Performance. Grantee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by Grantee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Administrator has the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan. Any such determinations will be final and conclusive and binding upon Grantee.

12. No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13. Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

14. Modification of Rights. The rights of Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

15. Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement or electronic transmission of signatures in portable document format (pdf) is legal, valid and binding execution and delivery for all purposes.

17. Entire Agreement. This Agreement (including the Notice of Restricted Share Award) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

18. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19. WAIVER OF JURY TRIAL. GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

20. Other Agreements.

(a) Grantee understands and acknowledges that (i) the Plan is entirely discretionary, (ii) the Company and his/her employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of Restricted Shares does not in any way create any contractual or other right to receive additional grants of Restricted Shares (or benefits in lieu of Restricted Shares) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when Restricted Shares will be granted, the number of Restricted Shares offered, the purchase price, and the vesting schedule, will be at the sole discretion of the Company.

(b) The value of these Restricted Shares shall be an extraordinary item of compensation outside the scope of Grantee’s employment contract, if any, and shall not be considered a part of Grantee’s normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(c) Grantee understands and acknowledges that participation in the Plan ceases upon termination of Grantee’s Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(d) Grantee hereby authorizes and directs his/her employer to disclose to the Company or any Affiliate any information regarding his/her employment, the nature and amount of his/her compensation and the fact and conditions of Grantee’s participation in the Plan, as Grantee’s employer deems necessary or appropriate to facilitate the administration of the Plan. Grantee consents to the collection, use and transfer of personal data (the “Data”) for use by the Company, its Affiliates and third parties as necessary or appropriate to administer the Plan. Grantee may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

(e) Grantee agrees that the Company may deliver by e-mail all documents relating to the Plan or this award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify Grantee by e-mail.

21. Resale Restrictions.

Grantee hereby agrees that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company’s initial public offering, Grantee shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering; provided, however, that if either (i) during the last seventeen (17) days of such one hundred eighty (180) day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of such one hundred eighty (180) day period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the one hundred eighty (180) day period, then the restrictions imposed during such one hundred eighty (180) day period shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, further, that in the event the Company or the underwriter requests that the one hundred eighty (180) day period be extended or modified pursuant to then-applicable law, rules, regulations or trading policies, the restrictions imposed during the one hundred eighty (180) day period shall continue to apply to the extent requested by the Company or the underwriter to comply with such law, rules, regulations or trading policies. Grantee hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this Section, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Award Agreement as of the date first written above.

CHINA OUMEI REAL ESTATE INC.

By: ______________________________
      Name:
      Title:

GRANTEE:

______________________________
Name:

SPOUSE'S CONSENT TO AGREEMENT
(Required where Grantee resides in a community property jurisdiction)

I acknowledge that I have read the Agreement and the Plan and that I know and understand the contents of both. I am aware that my spouse has agreed therein to the imposition of certain forfeiture provisions and restrictions on transferability with respect to the Restricted Shares that are the subject of the Agreement, including with respect to my community interest therein, if any, on the occurrence of certain events described in the Agreement. I hereby consent to and approve of the provisions of the Agreement, and agree that I will abide by the Agreement and bequeath any interest in the Restricted Shares which represents a community interest of mine to my spouse or to a trust subject to my spouse's control or for my spouse's benefit or the benefit of our children if I predecease my spouse.

Dated:	______________________________
Signature

______________________________
Print Name

Exhibit A

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

TAXPAYER:	SPOUSE:
NAME:
ADDRESS:
IDENTIFICATION NO.:
TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: ____ ordinary shares (the “Shares”) of China Oumei Real Estate Inc. (the “Company”).

3. The date on which the property was transferred is:___________________,______.

4. The property is subject to the following restrictions: The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: US$_________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________,_____
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _____
Spouse of Taxpayer